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                                   EXHIBIT 21

                                  SUBSIDIARIES
                                  ------------
Name                                                          Jurisdiction
----                                                          ------------
Dominion Homes Financial Services, Ltd.                         Ohio
Dominion Homes of Kentucky, Ltd. (d/b/a "Dominion Homes")       Kentucky
Dominion Homes of Kentucky GP, LLC*                             Kentucky



*Dominion Homes of Kentucky GP, LLC is the general partner of Dominion Homes of Kentucky, Ltd., a limited partnership.